                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the incorporation by reference in the Registration Statement of Applied Digital Access, Inc. on Form S-8 of our report dated January 18, 1997 on our audits of the financial statements and financial statement schedule of Applied Digital Access, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K of Applied Digital Access, Inc. for the year ended December 31, 1996.


/s/ Coopers & Lybrand

San Diego, California
March 31, 1997